UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 28, 2017

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                    Results of Operations and Financial Condition.

On February 28, 2017, Primoris Services Corporation, a Delaware corporation (“Primoris”, the “Company”) issued a press release announcing its financial performance for the year and fourth quarter ended December 31, 2016.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                    Other Events.

Declaration of Cash Dividend to Stockholders

On February 21, 2017, the Board of Directors declared a cash dividend of $0.055 per common share for stockholders of record as of March 31, 2017, payable on or about April 15, 2017.

Share Repurchase Plan

The Company’s Board of Directors has authorized a share repurchase program under which Primoris may, from time to time and depending on market conditions, share price and other factors, acquire shares of its common stock on the open market or in privately negotiated transactions up to an aggregate purchase price of $5 million.  The share repurchase program expires December 31, 2017.  Primoris had 51,564,658 shares of common stock outstanding at February 28, 2017.

Item 9.01.                    Financial Statements and Exhibits.

(d)   Exhibits .

Exhibit No.	Description

99.1	Press Release dated February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: February 28, 2017	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer